Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (“AGREEMENT”), is made and entered into by and between Sharps Compliance Corp. (as parent Company of Sharps Compliance, Inc.), having its principle office at 9220 Kirby Drive, Suite 500, Houston, TX 77054 (hereinafter referred to as the “Company”), and David P. Tusa (hereinafter referred to as the “Executive”).

WITNESSETH

For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive’s original executive employment agreement, dated July 14, 2003 and as amended on October 1, 2004 and August 19, 2005, as follows:

The Base Salary referred to in Article 1.3.1 (as amended) of $9,615.38 per pay period (twenty-six pay periods per year) is hereby changed to $10,576.93.

The Executive’s title as shown in Article 1.1 is hereby changed to President (from Executive Vice President and Chief Financial Officer). The duties shown in same section are changed to include, Finance, Administration, Operations and Sales and Marketing.

The Company and Executive agree to add to the Agreement the following provision:  Article 1.4.1 Car Allowance, The Company shall provide to the Executive, during the Term of Employment, at the sole cost of the Company, an automotive vehicle for the Executive’s use that is acceptable to the Executive and reasonable to the Company, as well as insurance to cover such vehicle at limits and deductions mutually acceptable to the Executive and the Company. Additionally, the Company will pay for all reasonable service, operating and repair costs incurred during the term of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective June 14, 2010.

EXECUTIVE:

__________________________
David P. Tusa

Date: June 14, 2010

COMPANY:

_______________________
Dr. Burton J. Kunik
Chairman & Chief Executive Officer

Date:    June 14, 2010